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                                                                   EXHIBIT 10.21

                        INVESTMENT AND TAX ADVICE PLAN
                                      OF
                                  Kevco, Inc.

                     _____________________________________


     1.   Reimbursement for covered expenses.
          ----------------------------------

          (a) Effective January 1, 1995, Kevco, Inc. (the "Corporation") will reimburse (at least quarterly) any of the employees and/or officers (a "Participant") of the Corporation specifically named in Paragraph 1(b) below for all costs and expenses incurred by such Participant during any calendar year up to and including the amounts specified as to such Participant in Paragraph 1(b) below. A Participant shall be considered as an employee of the Corporation if he is employed by the Corporation at the time any covered expense is incurred and if, at such time, he is customarily working at least nine (9) months of each year and thirty (30) hours in each week. An officer shall be considered as such during the period commencing with their election by the Corporation's board of directors and ending when their successors has been duly elected and qualified. Covered expense as provided herein shall be limited to expenses incurred by the Participant for investment advice, accounting services or legal services rendered to the Participant and tax advice and tax or estate planning rendered to the Participant by investment advisors, accountants or attorneys. Covered expenses shall also include amounts paid for transportation, primarily for and essential to the obtaining of any such advice and premiums for any prepaid legal or similar insurance relating to the foregoing covered expenses.

          (b) The Participants of the Corporation covered by this Plan and the benefits to which each of such Participants shall be entitled in any one calendar year are as follows:

          Employee                          Benefits Limited To
          ----------------------            -------------------
          Gerald E. Kimmel                       $10,000
          Clyde A. Reed, Jr.                     $ 5,000
          Dean Replogle                          $ 1,000
          Allen McGehee                          $ 1,000
          Dick Grasso                            $ 1,000
          Gregory G. Kimmel                      $ 2,500
          Christine Sue Pearce                   $ 2,500
          Amy Llewella Kimmel                    $ 2,500

          (c) The Corporation may, in its discretion, pay any or all of the above-covered expenses directly in lieu of making reimbursement therefor. In such event, the Corporation shall be relieved of all further responsibility with respect to that particular covered expense. The reimbursement to or the payment on behalf of any one Participant shall be limited in any one calendar to the benefit set forth as to each employee in Paragraph 1(b) above.

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          (d)  Any Participant applying for reimbursement under this Plan shall submit to the Corporation, at least quaterly, all statements or other bills including premium notices for applicable insurance for verification by the Corporation prior to payment. A failure to comply herewith may at the discretion of the Corporation terminate such Participant's right to reimbursement.

     2.   Other Insurance.
          ---------------

     Reimbursement under this Plan shall be made by the Corporation only in the event and to the extent that such reimbursement or payment is not provided for under any insurance policy or policies, whether owned by the Corporation or the Participant or under any other plan or similar program. In the event that there is such a policy or plan in effect providing for reimbursement or payment in whole or in part, then to the extent of the coverage under such policy or plan, the Corporation shall be relieved of any liability hereunder.

     3.   Purpose.
          -------

     The purpose of this Plan is to encourage and help provide financial assistance and security for each participating Participant.

     4.   Coverage.
          --------

     Each of the Participants named in Paragraph 1(b) above shall be eligible to participate in the Plan and shall be covered by the Plan. Other full-time employees and/or officers of the Corporation may become eligible to participate in the Plan at the discretion of the Board of Directors of the Corporation. A Participant who is discharged from employment of the Corporation for any reason, whether for or without cause and whether voluntarily or involuntarily, or who terminates his employment with the Company for any reason, shall forfeit as of the date of such discharge or termination all rights to reimbursements under the Plan, whether or not theretofore accrued or incurred. A copy of this Plan shall be given to all Participants of the Corporation as hereinabove provided who become participants in the Plan.

     5.   Amendment, Termination.
          ----------------------

     This Plan may be amended or terminated at any time subsequent hereto by the affirmative vote of a majority of the Board of Directors of the Corporation; provided, however, that any such amendment or termination shall not affect the right to claim reimbursement for amounts expended for covered expenses prior to such amendment or termination.

     6.   Named Fiduciary.
          ---------------

     The named fiduciary of this Plan is the Corporation.

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     7.   Administration.
          --------------

     The officers of the Corporation shall have authority and responsibility to control and manage the operation and administration of this Plan.

     8.   Claim Procedure.
          ---------------

     Claim for benefits under this Plan shall be made on forms maintained by the Corporation. Each Participant applying for reimbursement under this Plan shall submit claims for same as provided in Paragraph 1(d) above.

     9.   Procedure in the Event of Denial of a Claim.
          -------------------------------------------

          (a) In the event any claim for benefits hereunder is wholly or partially denied, notice of such decision shall be furnished to the claimant within a reasonable period of time after receipt of the claim by the named fiduciary.

          (b) The notice of the denial of a claim shall be in writing, shall be set forth in a manner calculated to be understood by the claimant, shall set forth in specific reason or reasons for the denial, shall refer to the pertinent plan provisions upon which the denial is based, shall describe any additional material or information necessary for the claimant to perfect the claim, and shall contained an explanation of the plan's claim review procedure.

          (c) Every claimant, or his duly authorized representative, shall have the right to appeal a denial of a claim under this Plan to the named fiduciary. Such appeal may be accomplished by a written notice of appeal filed with the named fiduciary within thirty (30) days of a claim. In the event a claimant does not file a notice of appeal within this thirty (30) day period, he shall be deemed to have irrevocably consented to the deny the claim.

          (d) A decision by the named fiduciary shall be made promptly within sixty (60) days after the receipt of the notice of appeal, unless special circumstances (such as the need for a hearing if the named fiduciary determines that a hearing is necessary) require any extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a notice of appeal. The decision on review shall be in writing, written in a manner calculated to be understood by the claimant, and shall include specific reasons for the decision.